Exhibit 32.1

SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Biomet, Inc. (the “Company”), each hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a) The Quarterly Report on Form 10-Q of the Company for the Quarter Ended February 28, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2011	/s/ JEFFREY R. BINDER
Jeffrey R. Binder
President and Chief Executive Officer

April 14, 2011	/s/ DANIEL P. FLORIN
Daniel P. Florin
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be deemed to be considered filed as part of the Form 10-Q.